EXHIBIT 10.22

                                 FIRST AMENDMENT

                                       TO

                              FACILITIES AGREEMENT

                                      AMONG

                     LITCHFIELD INVESTMENT COMPANY, L.L.C.,

                   INTEGRATED HEALTH SERVICES OF LESTER, INC.

                                       AND

                        INTEGRATED HEALTH SERVICES, INC.

                            AS OF SEPTEMBER 30, 1997




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                                 FIRST AMENDMENT

                                       TO

                              FACILITIES AGREEMENT

         THIS FIRST AMENDMENT TO FACILITIES AGREEMENT ("First Amendment"), is made and entered into as of the 30th day of September, 1997, among Litchfield Investment Company, L.L.C., a Connecticut limited liability company, with principal offices at 128 Litchfield Road, New Milford, Connecticut 06776 (hereinafter referred to as "Litchfield"), Integrated Health Services of Lester, Inc., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 (hereinafter referred to as "IHS") and Integrated Health Services, Inc., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 (hereinafter referred to as "Integrated").

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Agreement to Convey, dated as of June 30, 1997, between Litchfield Asset Management Corp. (hereinafter referred to as "LAMC") and Litchfield, Litchfield is the present owner of the real property, improvements and personal property constituting forty-one (41) skilled nursing home facilities and two (2) retirement centers, as described on Exhibit A attached hereto and made a part hereof for all purposes (hereinafter referred to, collectively, as the "Facilities"); and

         WHEREAS, pursuant to forty-three (43) Leases, each dated as of August 31, 1994 (hereinafter referred to, collectively, as the "Prior Leases"), between LAMC and IHS, LAMC leased the Facilities to IHS, during the term from September 1, 1994 (hereinafter referred to as the "Effective Date of the Prior Leases") to September 30, 1997; and

         WHEREAS, pursuant to forty-three (43) Purchase Option Agreements, each dated as of August 31, 1994 (hereinafter referred to, collectively, as the "Prior Purchase Option Agreements"), between LAMC and IHS, LAMC granted to IHS options to purchase each of the Facilities; and

         WHEREAS, pursuant to the Termination of Leases and Purchase Option Agreements, dated as of September 30, 1997, between Litchfield and IHS, Litchfield and IHS terminated the Prior Leases and the Prior Purchase Option Agreements; and

         WHEREAS, Litchfield and IHS have (a) entered into forty-three (43) Leases, each dated as of September 30, 1997 (hereinafter referred to, collectively, as the "Leases"), whereby Litchfield has leased each of the Facilities to IHS and (b) entered into forty-three (43) Purchase Option Agreements, each dated as of September 30, 1997 (hereinafter referred to, collectively, as the "Purchase Option Agreements"), whereby Litchfield granted to IHS options to purchase each of the Facilities; and

         WHEREAS, concurrently with the execution and delivery of this First Amendment, the Leases and the Purchase Option Agreements, among other things (a) Litchfield, the Principal Members of Litchfield, Integrated and



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IHS will  enter  into the  Amended  and  Restated  Non-Competition  and  Secrecy
Agreement, dated as of September 30, 1997 (hereinafter referred to as the "Non-Competition and Secrecy Agreement"), (b) Litchfield and IHS will enter into the Amended and Restated Participation Agreement, dated as of September 30, 1997 (hereinafter referred to as the "Participation Agreement"), and (c) Integrated will execute the Guaranty, dated as of September 30, 1997 (hereinafter referred to as the "Guaranty"), as to payment of certain obligations of IHS under the Leases and the Prior Leases; and

         WHEREAS, to refinance the secured indebtedness encumbering the Facilities, German American Capital Corporation, a Maryland corporation
(hereinafter referred to as the "Lender") shall make a loan to Litchfield, subject to the terms and conditions of the Credit Agreement, dated as of September 30, 1997, between Litchfield and Lender (hereinafter referred to as the "Loan Agreement"); and

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained in this First Amendment and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Section 1.15 of the Facilities Agreement is amended and restated as follows:

             1.15 Guaranty. "Guaranty" shall mean the Guaranty, dated as of September 30, 1997, from Integrated for the benefit of Litchfield.

         2. Section 1.25 of the Facilities Agreement is amended and restated as follows:

             1.25 Knowledge. "Knowledge" of a party shall mean (a) actual knowledge of an officer or management level employee of such party, with respect to a corporation, including actual knowledge of any of the Principal Members of Litchfield, (b) actual knowledge of a general partner or management level employee of such party, with respect to a partnership, or (c) actual knowledge of the person with respect to a natural person.

         3. Section 1.27 of the Facilities Agreement is amended as follows:

             1.27 Leases or Lease. "Leases" shall mean, collectively, the forty-three (43) leases, each dated as of September 30, 1997, between Litchfield and IHS. Reference to any one of the Leases individually and not specifically shall be referred to herein as a "Lease".

         4. Section 1.28 of the Facilities Agreement is amended and restated as follows:

             1.28 Litchfield. "Litchfield" shall mean Litchfield Investment Company, L.L.C., a Connecticut limited liability company, with principal offices at 128 Litchfield Road, New Milford, Connecticut 06776.

         5. Section 1.34 of the Facilities Agreement is amended and restated as follows:

                  1.34 Non-Competition and Secrecy Agreement. "Non-Competition and Secrecy Agreement" shall mean the Amended and Restated Non-Competition and Secrecy Agreement, dated as of September 30, 1997, among Litchfield, the Principal Members of Litchfield, Integrated and IHS.


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         6. Section 1.35 of the Facilities  Agreement is amended and restated as follows:

             1.35 Participation Agreement. "Participation Agreement" shall mean the Amended and Restated Participation Agreement, dated as of September 30, 1997, between IHS and Litchfield.

         7. Section 1.40 of the Facilities Agreement is amended and restated as follows:

             1.40 Principal Members of Litchfield. "Principal Members of Litchfield" shall mean (a) Eugene H. Rosen whose address is 139 North Shore Road, New Preston, Connecticut 06777, (b) Bruce Weinstein, whose address is 562 Tepi Drive, Southbury, Connecticut 06488, and (c) Michael S. McGee, whose address is 5A Davison Lane West, West Islip, New York 11795.

         8. Section 1.41 of the Facilities Agreement is amended and restated as follows:

             1.41 Purchase Option Agreements or Purchase Option Agreement. "Purchase Option Agreements" shall mean, collectively, the forty-three (43) purchase option agreements, each dated as of September 30, 1997, between Litchfield and IHS. Reference to any one of the Purchase Option Agreements individually and not specifically shall be referred to herein as a "Purchase Option Agreement".

         9. Section 1.45 of the Facilities Agreement is amended and restated as follows:

             1.45 Transaction Documents. "Transaction Documents" shall mean (a) the Facilities Agreement; (b) the First Amendment; (c) the Leases; (d) the Purchase Option Agreements; (e) the Memoranda of Lease; (f) the Memoranda of Option to Purchase Real Estate; (g) the Non-Competition and Secrecy Agreement;
(h) the Guaranty; (i) the Warrant; (j) the Participation Agreement; (k) the Litchfield Shareholders Notes; (l) the Integrated Loan Agreements; (m) the Assignment of Litchfield Leases; (n) the Guaranties, dated as of August 31, 1994, by each of the Principal Members of Litchfield; (o) the Guaranty referred to in Section IX hereof, dated as of August 31, 1994, by AVE; (p) the Guaranty referred to in Section IX hereof, dated as of August 31, 1994, by LAMC; (q) the Security Agreement/ Proceeds, dated as of August 31, 1994, by and between Litchfield and IHS; (r) the Termination of Lease and Purchase Option, dated as of August 31, 1994, among LAMC, IHS, IHS at Hanover and Heritage/Highlands; (s) the Termination of Lease and Purchase Option, dated as of August 31, 1994, by and among LAMC, IHS, IHS at Hawthorne, and Charlotte; (t) the Termination of Management Agreement, dated as of August 31, 1994, by and among LAMC, IHS, IHS at Great Bend and Manorwood; (u) the Termination of Management Agreement, dated as of August 31, 1994, by and among LAMC, IHS, IHS at Wichita and Manorwood (v) the Prior Leases, each dated as of August 31, 1994, by and between LAMC and IHS;
(w) the Prior Purchase Option Agreements, each dated as of August 31, 1994, by and between LAMC and IHS; (x) the Security Agreement/Proceeds, dated as of September 30, 1997, by and between Litchfield and IHS; and (y) the Termination of Leases and Purchase Option Agreements, dated as of September 30, 1997, by and between Litchfield and IHS.

         10. Article I is amended by adding the following definitions to the end thereof:

             1.47 Prior Leases. "Prior Leases" shall mean, collectively, the forty-three (43) leases, each dated as of August 31, 1994, between LAMC and IHS.


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             1.48 Prior  Purchase  Option  Agreements.  "Prior  Purchase  Option
Agreements" shall mean, collectively, the forty-three (43) purchase option agreements, each dated as of August 31, 1994, between LAMC and IHS.

             1.49 LAMC. "LAMC" shall mean Litchfield Asset Management Corp., a Connecticut corporation, with principal offices at 128 Litchfield Road, New Milford, Connecticut 06776.

         11. Subsections (a) and (b) of Section 15.7 of the Facilities Agreement are amended and restated as follows:

             (a) Litchfield shall indemnify and hold harmless IHS, Integrated, and their respective officers, directors, shareholders, employees, agents, and assigns (collectively, the "IHS Indemnified Parties"), from any and all liabilities, obligations, losses, demands, judgments, actions, suits, causes of action, claims, proceedings, investigations, citations, matters, damages, penalties, sanctions, costs, expenses, and disbursements (including, without limitation reasonable attorneys' and consultants' fees and expenses), whether or not subject to litigation, (hereinafter collectively referred to as the "Claims") of any kind or character imposed upon, arising out of, in connection with, incurred or in any way attributed or relating to the following:

                                    (i)  the  use,  operation,   possession,  or
                  management of the Facilities prior to the Effective Date of the Prior Leases, whether or not IHS or Integrated is a party; provided, however, that this indemnification does not relate to any Claims relating to the use, operation, possession or management of the IHS Leased Facilities by IHS at Hawthorne accruing or arising on or after April 1, 1993, and IHS at Hanover accruing or arising on or after July 7, 1992, or the IHS Managed Facilities by IHS at Great Bend and IHS at Wichita accruing or arising on or after July 16, 1993;

                                    (ii)   the   breach   or   failure   of  any
                  representation, warranty or covenant that is contained in the Facilities Agreement, the First Amendment or contained in any other agreement or Transaction Documents to which Litchfield, LAMC, any principal shareholder or member of Litchfield, LAMC and AVE, on the one hand, and IHS or Integrated, on the other hand, are parties;

                                    (iii)  other than the IHS Leased  Facilities
                  and the IHS Managed Facilities (except as otherwise agreed upon by Litchfield), the termination of any and all management agreements pertaining to the Facilities in effect prior to the Effective Date of the Prior Leases, including, but not limited to, all management agreements with Health Care Capital;

                                    (iv)   all   cancellation   fees,   if  any,
                  attributable to IHS's termination of the HSG Contracts for which Litchfield is liable in accordance with Section 11.13 herein.

                                    (v) any and all  matters  arising out of the
                  cause of action entitled,  "Life Care Centers of America, Inc.
                  v.  Charles  Town  Associates  Limited  Partnership,  et al.,"
                  United States District Court, Eastern District of Tennessee, Southern Division, No. 1:92-CV-170;


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                                    (vi) any and all  Claims  accruing  prior to
                  the Effective Date of the Prior Leases relating to any current or former employee, consultant or independent contractor of the Partnerships, Litchfield, LAMC, or any of the Facilities,
                  including,   but  not  limited  to,  (A)  the  termination  or
                  discharge of any current or former employee, consultant, or independent contractor of the Partnerships or Litchfield or LAMC or any of the Facilities prior to the Effective Date of the Prior Leases; (B) Claims under federal, state, or local laws, rules or regulations, accruing prior to the Effective Date of the Prior Leases, related to wages, hours, fair employment practices, unfair labor practices, or other terms and conditions of employment and claims arising under the Worker Adjustment and Retraining Notification Act or any
                  analogous   state  statute;   (C)  matters  arising  from  any
                  severance policy, claim, agreement or contract; or (D) any and all Claims that accrue after the Effective Date of the Prior Leases with respect to the matters provided for in Section
                  11.16 herein and Section 3.4 of the Prior Leases;

                                    (vii) any and all Claims  asserted  by or on
                  behalf of any of the Limited Partners of any of the Partnerships in connection with or relating to the activities of LAMC or Litchfield or any of the General Partners of such Partnerships and their respective affiliates in respect of the transactions contemplated in this Agreement and the other Transaction Documents;

                                    (viii)  any and all  Claims  that  relate to
                  information provided by or on behalf of any of the Partnerships or LAMC or Litchfield concerning the Facilities, Litchfield, LAMC, any of the Partnerships, any of the General Partners and their respective affiliates, to third parties which was used or relied upon to effect the transactions contemplated in this Agreement, the First Amendment, and by the other Transaction Documents;

                                    (ix)  subject to the  provisions  of Section
                  11.13 hereof, any and all Claims for any termination, cancellation, acceleration or modification, penalties or payments or performance obligations relating to Contracts or Leases provided for under Section 11.13 herein;

                                    (x) other than for the (A) liens,  claims or
                  encumbrances established under the Loan Documents, or (B) liens, claims or encumbrances necessary to effect the transactions contemplated in this Agreement, the First Amendment, and the other Transaction Documents, any mortgage, pledge, lien, or encumbrance made on any of the Facilities or assets relating to any of the Facilities, and any claims asserted therefrom, other than and except for the Permitted Liens; provided, however, that this subparagraph shall have no application to any Claims which did not arise from, accrue or result from any action or inaction prior to the Effective Date of the Prior Leases;

                                    (xi) any and all Claims with  respect to any
                  qualified or non-qualified retirement or benefit plans or arrangements established before the Effective Date of the Prior Leases involving any current or former employee, consultant or independent contractor of the Partnerships, Litchfield, LAMC or any of the Facilities;


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                                    (xii) except as otherwise  set forth in this
                  Agreement, in particular Section 11.13 herein, any and all Claims accruing prior to the Effective Date of the Prior
                  Leases  with   respect  to   admission   agreements,   patient
                  contracts, or agreements with others at the Facilities;

                                    (xiii)  any   deficiencies  or  inaccuracies
                  relating to patient funds and accounts associated therewith at the Facilities, which arose or accrued prior to the Effective Date of the Prior Leases;

                                    (xiv) any  Claims  arising  out of LAMC's or
                  the Partnerships' failure to have kept or maintained patient records and other related records at the Facilities in accordance with applicable Law; or

                                    (xv) the violation of any  Environmental Law
                  or the existence, presence or Release of any Hazardous Material (collectively, "Environmental Liability") where the Environmental Liability is based on an event or condition at or relating to any Facility that commenced or existed prior to the Effective Date of the Prior Leases; provided, however, that Litchfield's indemnification obligation hereunder shall be limited solely to Claims (of any kind and nature whatsoever) (i) for remediation of and response actions related to such Environmental Liability (including, without limitation, any such Claim for cleanup, treatment, corrective action, compliance, financial assurance, restoration, removal, abatement, encapsulation, containment, revegetation, monitoring, sampling, investigation, study, assessment, and the protection of, or mitigative action related to, wildlife, aquatic species, wetlands, vegetation, flora and fauna) and
                  (ii) asserted by a third party relating to such Environmental Liability (including, without limitation, any Claim involving natural resource damages, property damage, payment of fines or penalties or settlement amounts, or any other action or cause of action by, or obligation to, a third party (including, without limitation, any Claim for personal injury or death, contribution or cost recovery)). Notwithstanding the foregoing, Litchfield and IHS will share equally the liability for Hazardous Materials in existence on the Effective Date of the Prior Leases, but not in violation of Environmental Law on the Effective Date of the Prior Leases, whether as a result of limits permissible under applicable Environmental Law, lack of restriction or prohibition under applicable Environmental Law (i.e., non-friable asbestos) or changes in Environmental Law.

                  Litchfield further covenants and agrees to defend the IHS Indemnified Parties on account of said Claims and to pay any judgment against the IHS Indemnified Parties, or any other amount as indicated in this Section 15.7(a), along with all reasonable costs and expenses relative to any such Claims, including attorneys' fees and expenses; provided, however, that the IHS Indemnified Parties shall, nevertheless, have the right, if they so elect, to participate (with counsel of their choosing, which counsel must be approved by Litchfield, which approval may not be unreasonably withheld) in the defense of any such Claim in which they may be a party without relieving Litchfield of the obligation to defend the same. To the extent applicable, the IHS Indemnified Parties covenant not to settle or compromise any Claim under this section without the written consent of Litchfield, which consent may not be unreasonably withheld or delayed under the circumstances. Failure to comply with the preceding covenant shall be deemed a complete waiver of any rights that the IHS Indemnified Parties have or may have under this Section 15.7(a).


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                  (b) IHS shall  indemnify and hold harmless  Litchfield and its officers, members, directors, shareholders, employees, agents, and assigns (the "Litchfield Indemnified Parties") from any and all liabilities, obligations,
losses,   demands,   judgments,   actions,  suits,  causes  of  action,  claims,
proceedings, investigations, citations, matters, damages, penalties, sanctions, costs, expenses, and disbursements (including, without limitation reasonable attorneys' and consultants' fees and expenses), whether or not subject to litigation, (hereinafter collectively referred to as the "Claims") of any kind or character imposed upon, arising out of, in connection with, incurred or in any way attributed or relating to the following:

                                  (i) the breach or failure of any representation, warranty or covenant made by IHS that is contained in the Facilities Agreement or the First Amendment or contained in any other agreement or Transaction Documents to which Litchfield, LAMC or IHS are parties; provided, however, for purposes of this subsection (i) only, the term Transaction Documents shall not include the Leases or the Prior Leases;

                                 (ii) any and all Claims  related to information
                  provided by or on behalf of IHS or Integrated concerning IHS and Integrated, to third parties which was used or relied upon to effect the transactions contemplated in this Agreement, the First Amendment and by the other Transaction Documents;

                                (iii) any and all Claims arising out of, in connection with, or resulting from the use, operation, management or possession of the Hawthorne Nursing Center by IHS of Hawthorne from April 1, 1993 until the Effective Date of the Prior Leases;

                                 (iv) any and all Claims arising out of, in connection with or resulting from the use, operation, management or possession of the Hanover House Nursing Center by IHS at Hanover from December 7, 1992 until the Effective Date of the Prior Leases;

                                  (v) any  and all  Claims  arising  out of,  in
                  connection with or resulting from the use, operation, management or possession of the IHS Managed Facilities by IHS at Great Bend and IHS as Wichita from July 16, 1993 until the Effective Date of the Prior Leases; and

                                 (vi) any and all Claims arising out of, in connection with or resulting from the cancellation of the HSG Contracts for which IHS is liable pursuant to the provisions of Section 11.13 hereof.

                  IHS further covenants and agrees to defend the Litchfield Indemnified Parties on account of said Claims and to pay any judgment against the Litchfield Indemnified Parties, or any other amount as indicated in this
Section 15.7(b), along with all reasonable costs and expenses relative to any such Claims, including attorneys' fees and expenses; provided, however, that the Litchfield Indemnified Parties shall, nevertheless, have the right, if they so elect, to participate (with counsel of their choosing, which counsel must be approved by IHS, which approval may not be unreasonably withheld) in the defense of any such Claim in which it may be a party without relieving IHS of the obligation to defend the same. To the extent applicable, the Litchfield Indemnified Parties covenant not to settle or compromise any Claim under this section without the written consent of IHS, which consent may not be unreasonably

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withheld  or  delayed  under  the  circumstances.  Failure  to  comply  with the preceding covenant shall be deemed a complete waiver of any rights that the Litchfield Indemnified Parties have or may have under this Section 15.7(b).

         12. Section 15.8 of the Facilities Agreement is deleted.

         13. Section 15.9 of the Facilities Agreement is amended and restated as follows:

                  15.9 Sales, Assignments or Transfers of Litchfield and the Facilities; Right of First Refusal. The ownership interest of Litchfield held by the Principal Members of Litchfield on the Effective Date or Litchfield's ownership interest in the Facilities may not be sold, assigned or transferred, in whole or in part, by Litchfield, any of the Principal Members of Litchfield or any other person or entity and furthermore, any such sale or assignment shall be void ab initio, except as follows:

                  (a) From the Effective Date and until the end of the eleventh month of the fourth Lease Year, no more than forty-nine percent (49%) of the total ownership interest in Litchfield may be sold, assigned or transferred, in whole or in part, to any other person or entity other than the Principal Members of Litchfield so that from the Effective Date and until the end of the eleventh month of the fourth Lease Year, the Principal Members of Litchfield shall at all times retain a fifty-one percent (51%) ownership interest in Litchfield; provided, however, that any such sale, assignment or transfer pursuant to this subsection (a) shall be subject to the written approval of IHS, which approval may not be unreasonably withheld and subject to the limitations set forth in subsection (f) hereof.

                  (b) From the first day of the twelth month of the fourth Lease Year and until the expiration of the Term (as defined in the Leases), all or any part of the ownership interest in Litchfield may be sold, assigned or transferred, to any person or entity other than the Principal Members of Litchfield, subject to IHS's rights under the Leases, the Purchase Option Agreements and the Participation Agreement; provided, however, that any such sale, assignment or transfer pursuant to this subsection (b) shall be subject to the written approval of IHS, which approval may not be unreasonably withheld and subject to the limitations set forth in subsection (f) hereof.

                  (c) From the Effective Date and until the end of the eleventh month of the third Lease Year, no form of ownership interest (including, but not limited to, the Leases) in any one or more of the Facilities may be sold, assigned or transferred, in whole or in part, except pursuant to the Purchase Option Agreements.

                  (d) From the date commencing with the first day of the twelth month of the third Lease Year and until the expiration of the Term, all or part of the ownership interest (including, but not limited to, the Leases) in any one or more of the Facilities may be sold, assigned or transferred to any person or entity, subject to IHS's rights under the Leases, the Purchase Option Agreements and the Participation Agreement; provided, however, that any such sale, assignment or transfer pursuant to this subsection (d) shall be subject to the written approval of IHS, which approval may not be unreasonably withheld and subject to the limitations set forth in subsections (f) and (h) hereof.

                  (e) Except as set forth on the leasehold policies of title provided to IHS by Fidelity National Title as of September 30, 1997, the loan described in the First Amendment and subsequent first lien secured indebtedness on the Facilities, from the Effective Date and until the expiration of the Term, no ownership interest in any one or more of the Facilities and no ownership interest in Litchfield may be mortgaged, pledged, subjected to a security interest, or otherwise voluntarily encumbered, in whole or in part, without the written approval of IHS, which written approval shall not be unreasonably withheld.

                  (f) Any sale, assignment or transfer of interest in Litchfield or an ownership interest (including, but not limited to, the Leases) in any one or more of the Facilities, as permitted under subsections (a),
         (b) and (d) hereof, shall subject to the following condition precedents (except as waived by IHS in writing), such that the buyer, assignee or transferee must: (i) have a net worth calculated in accordance with GAAP of not less than $5,000,000 immediately prior to the sale, assignment or transfer and (ii) not be a Direct Competitor of IHS, Integrated or any of its Affiliates. For purposes of this subsection
         (f), a "Direct Competitor" shall be deemed to mean, any person or entity in the business, through itself or one or more Affiliates thereof, of providing health care services then being provided by IHS, Integrated or its or their Affiliates, including, but not limited to, nursing home care, assisted living services, residential geriatric services, hospital-based nursing care, subacute and postacute health care services (including, but not limited to complex care, ventilator care and wound management services), nursing services, rehabilitation services, home health care services, pharmaceutical services, diagnostic services and specialized treatment for Alzheimer's disease.

                  (g) For purposes of this Section 15.9, the merger or consolidation of Litchfield with or into another person or entity or the transfer of any of the securities of Litchfield or the interests of the Principal Members of Litchfield shall be deemed to be a transfer of Litchfield's ownership interest that shall be subject to the terms and conditions of this Section 15.9; provided, however, that Litchfield shall have the right to merge with or consolidate into any corporation, limited partnership, limited liability company or other entity controlled by the Principal Members of Litchfield.

                  (h) In the event that Litchfield desires to sell, assign or transfer its ownership interest (including, but not limited to, the Leases) in any or all of the Facilities to a third party, as permitted under subsection (d) hereof, Litchfield shall, as a condition precedent to its right to do so, by notice in writing, offer to sell Litchfield's ownership interest in the respective Facility or Facilities to IHS upon the same terms and conditions specified in such third party offer. IHS shall have ten (10) business days after its receipt of Litchfield's notice to accept such offer by delivering written notice of its acceptance to Litchfield. If IHS does not accept Litchfield's offer, Litchfield shall be free to dispose of its ownership interest in the respective Facility or Facilities on terms substantially similar to those contained in Litchfield's offer. If Litchfield does not consummate a sale, assignment or transfer of its ownership interests in or ownership of the respective Facility or Facilities with respect to such notice and offer, then the sale, assignment or transfer of its ownership interest the respective Facility or Facilities shall again be subject in all respects to the terms, conditions and restrictions provided in this subsection (h).

                  (i)  Notwithstanding  the foregoing to the  contrary,  nothing herein shall restrict any (a) sale, transfer or conveyance of any interest in Litchfield among the Principal Members of Litchfield or (b) the sale, transfer or conveyance of the interest of any of the Principal Members of Litchfield by gift, devise, bequest or inheritance, provided, however, that any such donee, devisee or other recipient shall be bound by the terms and conditions of this Section 15.9, except clause (i) of subsection (f) thereof.

         14. Litchfield hereby represents and warrants as of the date hereof to each of the other parties to this First Amendment that:

                  (a) Corporate Organization; Good Standing; Corporate Information. Litchfield is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has the corporate power and authority to own and lease all of the Facilities, to carry on its businesses as and in the places where such businesses are now conducted and where such properties are now owned and leased, and to enter into the transactions and perform their obligations under the Facilities Agreement, the First Amendment, the other Transaction Documents and any other documents and instruments required to be delivered to which it is or is to become a party and Litchfield is duly qualified as a foreign corporation to do business in all jurisdictions in which any of the Facilities are located or in which failure so to qualify would impair its ability to perform its obligations under the Facilities Agreement, the First Amendment, or any other Transaction Document.

                  (b) Authorization; Enforceability. The execution, delivery and performance by Litchfield of the First Amendment, the other Transaction Documents and of all of the documents and instruments contemplated to be executed and delivered by Litchfield are within the legal and corporate power and authority of Litchfield and have been duly authorized by all necessary legal and corporate action of Litchfield. The Facilities Agreement, the First Amendment, the other Transaction Documents, and the other documents and instruments required to be delivered by Litchfield will be, when executed and delivered, the valid and binding obligations of Litchfield, enforceable against Litchfield in accordance with their respective terms.

                  (c) No Violation or Conflict. To the best of its Knowledge, after reasonable inquiry, the execution, delivery and performance of the Facilities Agreement, the First Amendment, the Transaction Documents and all of the other documents and instruments contemplated to be executed and delivered by Litchfield do not and will not conflict with or violate any material Law, judgment, or any order or decree binding on Litchfield or the Operating Agreement of Litchfield.

                  (d) No Litigation. To the best of its Knowledge, there is no material litigation, arbitration proceeding, governmental investigation, citation, suit, action, proceeding or claim of any kind pending or threatened, against Litchfield that would relate to the Facilities or any portion thereof or the ability of Litchfield to perform its obligations under the Transaction Documents.

         15. IHS hereby represents and warrants as of the date hereof to each of the other parties to this First Amendment that:

                  (a) Organization. IHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform its obligations under the Facilities Agreement, the First Amendment, the other Transaction Documents and any other documents and instruments required to be delivered to which it is or is to become a party and IHS is duly qualified as a foreign corporation to do business in all jurisdictions in which any of the Facilities are located or in which failure to so qualify would impair its ability to perform its obligations under the Facilities Agreement, the First Agreement, or any other Transaction Document.

                  (b) Authorization; Enforceability. The execution, delivery and performance by IHS of the Facilities Agreement, the First Amendment, the other Transaction Documents and all of the documents and instruments contemplated to be executed and delivered by IHS are within the corporate power of IHS and have been duly authorized by all necessary corporate action of IHS. The Facilities Agreement, the First Amendment, the other Transaction Documents, and the other documents and instruments required hereby to be delivered by IHS will be, when executed and delivered, the valid and binding obligations of IHS, enforceable against IHS in accordance with their respective terms.

                  (c) No Violation or Conflict. To the best of IHS's Knowledge, after reasonable inquiry, the execution, delivery and performance of the Facilities Agreement, the First Amendment, the other Transaction Documents and all of the documents and instruments contemplated to be executed and delivered by IHS does not and will not conflict with or violate the Certificate of Incorporation or By-Laws of IHS or any material Law, judgment, order or decree binding on IHS.

                  (d) No Litigation. To the best of its Knowledge, there is no material litigation, arbitration proceeding, governmental investigation, citation, suit, action, proceeding or claim of any kind pending or threatened, against IHS that would relate to the Facilities or any portion thereof or the ability of IHS to perform its obligations under the Transaction Documents.

         16. This First Amendment shall be construed and interpreted according to the laws of the State of New York, without regard to provisions governing conflicts of law.

         17. All communications, notices and disclosures required or permitted by the Facilities Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, by personal delivery or by overnight courier service with signed receipt, and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address:

         To Litchfield:             Litchfield Investment Company, L.L.C.
                                            128 Litchfield Road
                                            P.O. Box 3039
                                            New Milford, Connecticut  06776
                                            Attention:  Eugene H. Rosen

                Copy to:                    Owens, Clary & Aiken, L.L.P.
                                            Suite 2400
                                            1717 Main Street
                                            Dallas, Texas 75201
                                            Attention:  Leighton Aiken, Esq.

         To Integrated or IHS:     Integrated Health Services, Inc.

                                   or Integrated Health Services of Lester, Inc. 10065 Red Run Boulevard
                                   Owings Mills, Maryland 21117
                                   Attention:  Daniel J. Booth

                         Copy to: LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street
                                   New York, New York  10019
                                   Attention:  John R. Fallon, Jr., Esq.

         18. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same First Amendment.

         19. Unless otherwise expressly amended or deleted by this First Amendment, the provisions of the Facilities Agreement shall remain the same and are in full force and effect as of the date hereof; provided, however, all representations, covenants and warranties contained in the Facilities Agreement were made on and as of the Closing Date and are not re-certified or updated by the parties to this First Amendment as of the date hereof; and, provided, further, all representations, covenants, warranties and indemnities of the parties to the Facilities Agreement and this First Amendment shall not terminate by this First Amendment and shall survive the execution and delivery of this First Amendment in accordance with Section 16.12 of the Facilities Agreement.

                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties have caused this First Amendment to Facilities Agreement to be duly executed and delivered as a sealed instrument as of September 30, 1997.

                                LITCHFIELD INVESTMENT COMPANY, L.L.C.





                                By:  /s/ Eugene H. Rosen
                                   ---------------------------------------------
                                Name:  Eugene H. Rosen
                                Title: President and Member

                                (Seal)

                                INTEGRATED HEALTH SERVICES OF LESTER, INC.

                                By: /s/ Daniel J. Booth
                                   ---------------------------------------------
                                Name: Daniel J. Booth
                                Title:   Senior Vice President

                                (Seal)

                                 INTEGRATED HEALTH SERVICES, INC.

                                 By: /s/ Daniel J. Booth
                                   ---------------------------------------------
                                 Name: Daniel J. Booth
                                 Title:   Senior Vice President

                                 (Seal)